UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WESTERN DUBUQUE BIODIESEL, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF MEMBERS
AND IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE MEMBER MEETING TO BE HELD ON JUNE 2, 2009
To our Members:
The 2009 Annual Meeting of Members (the “2009 Annual Meeting”) of Western Dubuque Biodiesel, LLC (the “Company”) will be held on Tuesday, June 2, 2009 at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046. Registration will begin at 5:30 p.m. The 2009 Annual Meeting will commence at approximately 7:00 p.m. The purposes of the meeting are to: (i) elect three (3) directors to our Board of Directors; and (ii) transact such other business as may properly come before the 2009 Annual Meeting or any adjournments thereof. The Board of Directors recommends a vote FOR the election of its nominees for Directors.
•	The proxy statement, proxy card and annual report to members are available at www.wdbiodiesel.net under the “Proxy Materials” tab.
•
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

•
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (563) 744-3554 or emailing Mary Jo Rooney at MaryJo.Rooney@wdbiodiesel.net on or before Friday, May 22, 2009, to facilitate timely delivery.

If you have any questions regarding the information in the proxy statement or completion of the proxy card or if you need directions to attend the meeting and vote in person, please call Mary Jo Rooney at (563) 744-3554 or email her at MaryJo.Rooney@wdbiodiesel.net.
Only members listed on the Company’s records at the close of business on April 17, 2009 are entitled to notice of and to vote at the 2009 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m. on Friday, May 29, 2009.
All members are cordially invited to attend the 2009 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the proxy card solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the proxy card to the Company at (563) 744-3524 or mail it to us at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046.

By order of the Board of Directors,
/s/ William Schueller
William Schueller
Chairman of the Board
Farley, Iowa
April 23, 2009

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Western Dubuque Biodiesel, LLC
904 Jamesmeier Road
P.O. Box 82
Farley, Iowa 52046

Proxy Statement
Annual Meeting of Members
Tuesday, June 2, 2009
7:00 p.m.

The enclosed proxy is solicited by the Board of Directors of Western Dubuque Biodiesel, LLC (the “Company”) for use at the 2009 annual meeting of members of the Company to be held on Tuesday, June 2, 2009 (the “2009 Annual Meeting”), and at any adjournment thereof. The 2009 Annual Meeting will be held at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046. Registration will begin at 5:30 p.m. The 2009 Annual Meeting will commence at approximately 7:00 p.m. This solicitation is being made by posting on the Company’s website (www.wdbiodiesel.net); however, the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card via access on the Company’s website is scheduled to begin on or about April 23, 2009, and delivery of the proxy card via U.S. Mail is scheduled to begin on or about May 4, 2009.
QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING AND VOTING
Q:	Why did I receive this proxy statement?

A:
The Company’s board of directors (the “Board of Directors”) is soliciting your proxy vote at the 2009 Annual Meeting because you were a member of the Company at the close of business on April 17, 2009 and are entitled to vote at the meeting.

Q:	When and where is the 2009 Annual Meeting?

A:
The 2009 Annual Meeting will be held at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046. Registration will begin at 5:30 p.m. The 2009 Annual Meeting will commence at approximately 7:00 p.m.

Q:	Who can attend the 2009 Annual Meeting?

A:	All members of the Company as of the close of business on April 17, 2009 may attend the 2009 Annual Meeting.

Q:	What is the Record date for the 2009 Annual Meeting?

A:	Monday, April 17, 2009.

Q:	What am I voting on?

A:	You are voting on:
•	The election of three (3) directors; and

•	Any other such business as may properly come before the 2009 Annual Meeting or any adjournments thereof.
The Board of Directors recommends a vote FOR the election of its nominees for directors.
Q:	How many votes do I have?

A:
On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned, according to the Company’s membership records, by such member as of the close of business on April 17, 2009.

Q:	Do I have dissenters’ rights?

A:
Pursuant to section 6.15 of the Operating Agreement, members do not have dissenters’ rights. Dissenters’ rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to certain types of organizational documents of a company.

Q:	What is the voting requirement to elect directors?

A:
The nominees have been split into three groups by the Board of Directors (Groups I, II and III). Group II directors are up for election at this meeting. There are three (3) director nominees for Group II. The three (3) director nominees for Group II who receive the greatest number of votes will be elected Group II directors.

Q:	How many membership units are outstanding?

A:	At the close of business on April 17, 2009, there were 29,779 membership units outstanding, which means there are a total of 29,779 possible votes.

Q:	What is the effect of an abstention?

A:
Abstentions will be counted for determining whether a quorum is present. However, abstentions for director elections will not be counted either for or against any nominee because directors are elected by plurality vote, meaning that the person receiving the most votes wins.

Q:	How do I vote?

A:	Units can be voted only if the holder of record is present at the 2009 Annual Meeting either in person or by proxy. You may vote using any of the following methods:
•
Proxy Card. A member may use the proxy card to authorize the voting of his, her, or its units at the 2009 Annual Meeting. The units represented by each properly executed proxy card will be voted at the 2009 Annual Meeting in accordance with the member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card. After you have marked your choices, please sign and date the proxy card and return it to the Company at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046 or fax it to the Company at (563) 744-3524. In order for your vote to count, the Company must receive it by 5:00 p.m. on Friday, May 29, 2009.

•	In person at the 2009 Annual Meeting. All members of record as of April 17, 2009 may vote in person at the 2009 Annual Meeting.
If membership units are owned jointly by more than one person, both persons must sign the proxy card in order for the units to be counted.
Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:
•	Voting in person at the 2009 Annual Meeting;
•
Giving personal or written notice of the revocation, which must be received by William Schueller, Chairman of the Company’s Board of Directors, at the Company’s offices at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046 before 5:00 p.m. on Friday, May 29, 2009; or

•	Giving personal or written notice of the revocation to Joyce Jarding, the Company’s Secretary, at the commencement of the 2009 Annual Meeting.
Q:	What happens if I mark too few or too many boxes on the proxy card?

A:
If you do not mark any boxes with respect to the Group II Directors on the proxy card, then your votes will be deemed a vote FOR those nominees recommended for election by the Board of Directors. This is because there are three (3) nominees recommended for election by the Board of Directors and three (3) director positions. If you mark fewer than three (3) nominees, the proxies will vote your units only for the persons you mark as your choices.

Q:	Who will count the votes?

A:
All votes will be tabulated by the inspector of election appointed for the 2009 Annual Meeting, which will be an adminstrative employee of the Company. The inspector of election will separately tabulate affirmative and negative votes and abstentions.

Q:	What constitutes a quorum?

A:
The presence in person or by proxy of persons holding 25% of the issued and outstanding units is required to constitute a quorum. On April 17, 2009 the Company had 29,779 issued and outstanding units; therefore, the presence of 7,445 units will constitute a quorum. If you submit a proxy or appear at the meeting, then you will be considered part of the quorum.

Your units will be included in the determination of whether a quorum is present even if you abstain from voting. If you do not submit a proxy card or attend the meeting, your units will not be counted as present at a meeting for purposes of determining whether a quorum is present.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at the 2010 Annual Meeting of Members?

A:
The Group III directors will stand for election at the 2010 Annual Meeting of Members (the “2010 Annual Meeting”). Nominations for director seats are made by a nominating committee appointed by the Board of Directors. In addition, a member may nominate a candidate for director by following the procedures explained in this proxy statement on page 14 and Section 5.3 of our Operating Agreement. In accordance with our Operating Agreement, a member desiring to nominate one or more persons for election as a Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of the Company at least 60 days, but no more than 90 days, prior to the anticipated date of the 2010 Annual Meeting, which would be approximately March 3, 2010 to April 2, 2010.

Q:	What is a member proposal?

A:
A member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company’s members. Your proposal should state as clearly as possible the course of action you believe the Company should follow. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to a proposal that does not comply with applicable requirements. If your proposal is placed in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. Deadlines and procedures for submitting member proposals for the 2010 Annual Meeting are explained on page 14 of this proxy statement.

PROPOSALS TO BE VOTED UPON
PROPOSAL 1
Election of Directors
There are currently eleven (11) directors on our Board of Directors. Our Operating Agreement permits the Board of Directors to fix or change the number of directors within the variable range of seven (7) and thirteen (13). The Board of Directors has passed a resolution to reduce the number of directors from eleven (11) to nine (9). As a result, directors will not be elected to fill the vacancies created at this meeting due to the resignation of Ed Recker and the decision of Bill Horan to not run for reelection. Pursuant to the Operating Agreement, the board seats are divided into three (3) groups: Group I, Group II, and Group III. Each group of directors serves three-year terms.
The terms of the Group II directors expire at the 2009 Annual Meeting. The current Group II directors are: William Schueller, Warren Bush, William Horan, and David O’Brien. William Horan has indicated that that he will not seek reelection. The Board of Directors has nominated the following persons for election as Group II directors: William Schueller, Warren Bush, and David O’Brien. All of the nominees are incumbent directors. All nominees have indicated their willingness to serve as directors if elected. If a nominee withdraws or otherwise becomes unavailable, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors.

The three (3) Group II nominees receiving the greatest number of votes will be elected as Group II directors at the 2009 Annual Meeting, provided a quorum is present. The three (3) nominees that are elected Group II directors will serve terms that expire at the 2012 Annual Meeting. Any vacancy during a term will be filled by the Board of Directors until the next annual meeting, or pursuant to its authority under our Operating Agreement, the Board of Directors will reduce the number of directors.
Required Vote and Board Recommendation
If you do not mark any boxes with respect to the Group II directors, the proxies solicited by the Board of Directors will be voted in favor of the Board of Directors’ nominees. If you mark fewer than three (3) nominees, the proxies will vote your units only for the persons you mark as your choices. Your units will be included to determine whether a quorum is present even if you abstain from voting. If you do not submit a proxy card or attend the meeting, your units will not be counted as present at a meeting for purposes of determining whether a quorum is present.
The Board of Directors recommends a vote FOR the election of its nominees for directors.
Information about Current Directors and Nominees
The following table contains certain information with respect to the persons nominated for election at the 2009 Annual Meeting:

Name and Principal		Year First Became A
Occupation	Age	Director	Term Expires
William Schueller, Business Owner	57	2005	2009
Warren Bush, Attorney	61	2005	2009
David O’Brien, Engineer	40	2005	2009
Biographical Information Regarding Director Nominees
William G. Schueller, Director and Chairman, Age 57. Mr. Schueller has owned and operated Schueller Construction Company for over 32 years. He is also a partner in Southlake Development, selling residential lots and homes in Farley, Iowa. Mr. Schueller currently serves on the advisory board of American Trust & Savings Bank in Dyersville and Farley and is a member of the Farley Economic Development Group. Mr. Schueller has served as a director and chairman of the Company since November 15, 2005.
Warren L. Bush, Director, Age 61. Mr. Bush is a licensed attorney in both Iowa and Arizona. For the past twenty-one years, Mr. Bush has served as a Judicial Magistrate for the State of Iowa. He is also a self-employed attorney and practices out of offices in Wall Lake, Iowa and Dunlap, Iowa. Mr. Bush currently serves as a member of the boards of directors of the following public reporting companies: Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa; Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa; and Iowa Renewable Energy, LLC, a biodiesel plant located in Washington, Iowa. He is a principal in Bush Boys’ Enterprises, LLC, Bush Boys, Inc. and Front Row Racing Stable, Ltd. He is also a principal of The Biodiesel Group, our former project consultant. Mr. Bush has served as a director of the Company since November 15, 2005.
David P. O’Brien, Director, Age 40. Mr. O’Brien has been employed as a mechanical reliability engineer at LyondellBasell, one of the world’s largest polymers, petrochemicals and fuels companies, in Clinton, Iowa since 1998. He graduated from Iowa State University in 1992 with a BS in Mechanical Engineering and is a registered Professional Engineer in the state of Iowa. His career has focused on machinery reliability in the chemical processing industry. Mr. O’Brien has served on boards of various community and charitable organizations. Mr. O’Brien has served as a director of the Company since November 15, 2005.

Biographical Information Regarding Non-Nominee Directors, Officers and Significant Employees
Bruce Klostermann, Director and Chief Executive Officer, Age 46. For the last twelve years, Mr. Klostermann has co-owned and managed Klostermann Bros., Inc., a company which manufactures feed and grain. He is also the co-owner and vice-president of Agri-Vest, Inc. Prior to this he played in the NFL for five years, with the Denver Broncos and the LA Rams. He also serves on the board of directors of American Trust Bank. Mr. Klostermann has served as a director and vice-chairman of the Company since November 15, 2005. In August 2007, Mr. Klostermann was appointed CEO of the Company.
George Davis, Chief Financial Officer, Director and Treasurer, Age 46. Mr. Davis is an attorney in private practice at the Locher & Locher law firm in Farley Iowa. He lives in Dubuque, Iowa and graduated from the University of Nebraska College of Law in 1993. Prior to joining the Locher & Locher law firm, he was a CPA with McGladrey and Pullen in Dubuque from 1993 to 1998 and an attorney with the O’Connor & Thomas law firm in Dubuque from 1998 to 2000. Mr. Davis has been a director and treasurer of the Company since November 15, 2005. In August 2007, he was also appointed the Chief Financial Officer of the Company.
Joyce Jarding, Director and Secretary, Age 65. Ms. Jarding currently serves on the Farley City Council, as President of the Farley Economic Development Group, as a member of the Dubuque County Investment Policy Committee, as a director on the Dubuque County Safe Youth Coalition, was a member of the Western Dubuque Community School District School Board, served as project coordinator for the Area Governmental Resources Education and Economic Development Committee for the Iowa Department of Economic Development, served as a commissioner on the Iowa Racing and Gaming Commission, served as project coordinator for the Iowa Department of Transportation Community Project, and a director on the Iowa League of Cities Board as well as other community and charitable organizations. Ms. Jarding has been employed by Farley Fertilizer, Inc. as a secretary and bookkeeper since 1996. Ms. Jarding has served as a director and secretary of the Company since November 15, 2005.
Denny Mauser, Director, Age 60. Mr. Mauser has farmed for more than 38 years in Buena Vista County and Sac County, Iowa. His 900-acre operation includes corn, soybeans and popcorn; he also manages a cow-calf herd. He formerly served as president of the Iowa Farm Bureau Young Members and on the Schaller Community School Board. He currently serves as president of Sac County Rural Electric Cooperative and is a member of the boards of directors of the following public reporting companies: Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa; Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa; and Iowa Renewable Energy, LLC, a biodiesel plant located in Washington, Iowa. He is also a principal of The Biodiesel Group, our former project consultant. Mr. Mauser has served as a director of the Company since November 15, 2005.
Ed Recker, Director, Age 58. Mr. Recker operated a crop and pork production operation for 30 years near Cascade, Iowa. Mr. Recker served as Project Manager during construction of the Company’s facility from January 2006 to July 2007 and is currently employed by Tri-State Crane in Cedar Rapids, Iowa as a superintendent. He graduated from Hawkeye Community College with an AAS degree in Mechanical Engineering Technology. He has served on the Camp Courageous of Iowa Board of Directors for 15 years. Mr. Recker was appointed to the Company’s Board of Directors on August 27, 2007. Ed Recker is resigning effective as of the date of the 2009 Annual Meeting.
Craig Breitbach, Director, Age 43. Mr. Breitbach is from Farley, Iowa and is the founder and CEO of Cedar Valley Steel, Inc. Cedar Valley Steel was founded in 1993, and Mr. Breitbach has been CEO since its inception. Cedar Valley Steel and its related companies are steel erection and crane services companies with approximately 300 employees. Mr. Breitbach graduated from Western Dubuque Schools and served four years in the United States Marine Corp. Mr. Breitbach sits on the Iowa Ironworkers Apprenticeship Board and is also a director for the Farley Development Corporation. He is a member of the Farley Young Men’s Association and the Alliance for Construction Excellence (ACE) group. Mr. Breitbach has served as a director of the Company since November 15, 2005.

Jack Friedman, Director, Age 51. Mr. Friedman is the CEO of Innovative Ag Services where he has been employed for the past 32 years. Innovative Ag Services is an Eastern Iowa grain and farm supply cooperative with $100 million in annual sales. Mr. Friedman graduated from Muscatine Community College with an AAS degree in Farm Supply Marketing and currently serves on the board of FC Stone (a stock-owned risk management company). He is a resident of Dyersville, Iowa. Mr. Friedman has been a director of the Company since November 15, 2005.
William J. Horan, Director, Age 61. Mr. Horan has been a farmer for 35 years. He is a partner in Horan Brothers Agricultural Enterprises in Rockwell City, Iowa. Mr. Horan is past president of the Iowa Corn Growers Association and sits on the board of directors of Natural Resource Solutions, LLC, Truth about Trade, ISU Research Park Board of Directors and the USDA DOE Technical Advisory Committee. He currently serves as a member of the boards of directors of the following public reporting companies: Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa; Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa; and Iowa Renewable Energy, LLC, a biodiesel plant located in Washington, Iowa. He is also a principal of The Biodiesel Group, our former project consultant. Mr. Horan has served as a director of the Company since November 15, 2005.
Thomas R. Brooks, General Manager, Age 48. Mr. Brooks is employed by Renewable Energy Group, Inc. (REG), pursuant to a management and operational services agreement with the Company. Prior to employment with REG, Mr. Brooks served as the general manager for two protein and oil conversion companies that turn co products into profits, most recently the general manager of Production and Administration for Perdue Agri-Recycle in Seaford, Delaware, where he was employed from 2003 to 2007. Mr. Brooks is a graduate of Texas A&M University and Air University. Mr. Brooks has served as the Company’s general manager through his employment with REG since January 24, 2007.
Michael Chandler, Operations Manager, Age 40. Mr. Chandler is a graduate of Central Michigan University. Prior to employment with REG, Mr. Chandler held the position of Plant Manager at Doane Pet Care, Inc. from 2000 to 2004 and Production Manager at Nutro Pet Products, Inc. from 2005 to 2006. Mr. Chandler has served as Operations Manager for the Company through his employment with REG since March 28, 2007.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
REG owns 2,500 units, which is approximately 8.4% of our total outstanding units. No other person or entity, including our officers and directors, currently beneficially owns more than 5% of our units. REG’s business address is 416 S. Bell Avenue, Ames, Iowa.
SECURITY OWNERSHIP OF MANAGEMENT
As of April 17, 2009, members of our Board of Directors, executive officers and director nominees own units as listed in the following table. Director nominees are noted with asterisks.

			Amount and Nature
	Name of	Position with	of Beneficial		Percent of
Title of Class	Beneficial Owner	the Company	Owner(1)		Class
Membership Units	William Schueller *	Chairman and Director	350 units	(2)	1.18%
Membership Units	Bruce Klostermann	CEO and Director	300 units	(3)	1.01%
Membership Units	George Davis	Treasurer and Director	300 units	(4)	1.01%
Membership Units	Joyce Jarding	Secretary and Director	150 units		0.50%
Membership Units	Craig Breitbach	Director	501 units	(5)	1.68%
Membership Units	Warren Bush *	Director	340 units	(6)	1.14%
Membership Units	Jack Friedman	Director	180 units		0.60%
Membership Units	William Horan	Director	340 units	(7)	1.14%
Membership Units	Ed Recker	Director	254 units	(8)	0.85%
Membership Units	Denny Mauser	Director	340 units	(9)	1.14%
Membership Units	Mark Muench	Former Director	340 units		1.14%
Membership Units	David O’Brien *	Director	150 units	(11)	0.50%
Membership Units	Tom Schroeder	Former Director	340 units		1.14%

	Totals:		4,035 units		13.53%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding, voting and investment power with respect to the securities.

(3)	Includes 100 units held by Southlake Development Inc. and 100 units held by Schueller Construction Co. Inc. Mr. Schueller is a principal of both of these businesses.

(4)	Units held by Agri-Vest, Inc. Mr. Klostermann is a principal of this business.

(5)	Includes 100 units held by Biodiesel Investment Group, LLC of which Mr. Davis is a principal.

(6)
Includes 51 units held by Capital Steel Investments, LLC and 100 units held by Design Build Structures, LLC and 50 units held by Cedar Valley Properties, LLC. Mr. Breitbach is a principal of these businesses.

(7)	Includes 100 units jointly owned with spouse.

(8)	Includes 100 units owned by Horan Bros. Mr. Horan is a principal in that business.

(9)	Includes 154 units owned jointly with his wife, and 100 units owned by Profits Unlimited, an entity of which Mr. Recker is a 1/6th owner.

(10)	Includes 100 units held in joint tenancy with spouse.

(11)	Includes 50 units held in joint tenancy with spouse.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our officers and Directors, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2008.
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
The Board of Directors generally meets once per month. The Board of Directors held twelve (12) regularly scheduled and special meetings during the fiscal year ended December 31, 2008. All of the directors attended at least 75% of the meetings of the Board of Directors during the fiscal year ended December 31, 2008. The Board of Directors does not have a policy with regard to directors’ attendance at annual meetings.
The Board of Directors does not have a formal process for holders of units to send communications to the Board of Directors. The Board of Directors believes this is reasonable given the accessibility of our directors. Members desiring to communicate with the Board of Directors may do so via the Company’s website, by fax, telephone or in writing. The names of the Company’s directors and officers are listed on our website at http://www.wdbiodiesel.net.
Audit Committee
The Board of Directors created an audit committee in March 2007 which operates under a charter adopted by the Board of Directors in March 2007. The Board of Directors has appointed Joyce Jarding, Craig Breitbach and Ed Recker to the audit committee. Due to Ed Recker’s resignation, Joyce Jarding and Craig Breitbach will be the members of the audit committee following the 2009 Annual Meeting, and the Board of Directors intends to amend the charter before the 2009 Annual Meeting to provide that the audit committee may be comprised of two (2) members.

The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, for the fiscal year ended December 31, 2008, a majority of our audit committee is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350. Under NASDAQ Rule 4200, Craig Breitbach and Ed Recker are independent; however, Joyce Jarding is an executive officer of the Company and therefore does not meet the definition of an independent director under NASDAQ Rule 4200.
Our audit committee charter requires a majority of our audit committee to be independent as defined in the charter. The charter definition of independence does not exclude executive officers, which means Joyce Jarding is independent under our audit committee charter. Due to payments made to Ed Recker prior to becoming a director of the Company, Mr. Recker would not be considered independent pursuant to the terms of our audit committee charter. However, we are in compliance with our audit committee charter by having a majority of independent directors on the audit committee.
The Board of Directors has determined that we do not currently have an audit committee financial expert serving on our audit committee because, with the exception of George Davis, no member of our Board of Directors has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 407 of Regulation S-K. George Davis cannot serve on our audit committee because he is our CFO. The Board of Directors intends to consider such qualifications in future nominations to our Board of Directors and appointments to the audit committee and anticipates it will bring in an advisor to assist the audit committee until a member of the audit committee qualifies as a financial expert. The audit committee met four (4) times in fiscal year ended December 31, 2008 to discuss audit-related issues. All of our audit committee members attended at least 75% of the audit committee meetings.
Audit Committee Report
Joyce Jarding, Craig Breitbach and Ed Recker acted as members of the audit committee for the fiscal year ended December 31, 2008. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the reference in any such document.
The audit committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The audit committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2008. The audit committee has discussed with Eide Bailly LLP (Eide Bailly), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The audit committee has received and reviewed the written disclosures and the letter to management from Eide Bailly as required by Ethics and Independence Rule 3526 as adopted by the SEC on August 22, 2008, and has discussed with such independent registered public accounting firm their auditors’ independence. The audit committee has considered whether the provision of services by Eide Bailly, not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Form 10-Q, are compatible with maintaining Eide Bailly’s independence.

Based on the reviews and discussions referred to above, the audit committee determined that the audited financial statements referred to above should be included in the Annual Report accompanying this proxy statement for the fiscal year ended December 31, 2008.
Audit Committee
Joyce Jarding
Craig Breitbach
Ed Recker
Independent Registered Public Accounting Firm
The audit committee selected Eide Bailly as independent registered public accountants for the fiscal year January 1, 2008 to December 31, 2008. A representative of Eide Bailly is not expected to be present at the 2009 Annual Meeting.
Christianson & Associates, PLLP, Certified Public Accountants (Christianson), was the Company’s independent auditor from the Company’s inception through February 8, 2007. Christianson’s reports on the Company’s financial statements have not contained an adverse opinion, disclaimer of opinion or modification. The decision to change auditors and dismiss Christianson was approved by the Company’s Board of Directors. There were no disagreements with Christianson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure, which, if not resolved to the former account’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. A copy of this disclosure has been provided to Christianson and we have received a response that Christianson agrees with this disclosure. Eide Bailly has been the Company’s independent registered public accounting firm since February 8, 2007. All financial statements in the annual report were audited by Eide Bailly.
Audit Fees
The aggregate fees of the principal independent registered public accounting firm Eide Bailly related to financial statement audits and reviews of the Company for the fiscal years ended December 31, 2007 and 2008 are as follows:

Category(1)	Year	Fees
Audit Fees	2008	$74,549.00
	2007	$86,811.45
Audit-Related Fees	2008	$0.00
	2007	$0.00
Tax Fees	2008	$0.00
	2007	$0.00
All Other Fees	2008	$0.00
	2007	$3,750.00

(1)	Audit fees also consist of review of statutory and regulatory filings and research and consultation related to such filings.
Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by the Board of Directors, acting as the audit committee.
One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our Board of Directors.

Nominating Committee
The Board of Directors has acted as the nominating committee for the Company and no separate nominating committee has been formed to date. Based upon the size of the Company and the Board of Directors’ familiarity with the Company since its inception, the Board of Directors also has determined that each of the Directors is qualified to suggest nominees for consideration to the nominating committee. The Board of Directors, when acting as the nominating committee, is generally responsible for:
•	Developing a nomination process for candidates to the Board of Directors;
•	Establishing criteria and qualifications for membership to the Board of Directors;
•	Identifying and evaluating potential director nominees;
•	Filling vacancies on the Board of Directors;
•	Recommending nominees to the Board of Directors for election or re-election.
There is not currently a nominating committee charter and there is no formal policy with regard to the consideration of any director candidates recommended by members. The nominating committee may establish in the future a charter and develop policies and procedures for evaluating potential director candidates whether presented by members or selected by a nominating committee. The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of William Schueller, Bruce Klostermann, George Davis and Joyce Jarding, who are executive officers, each member of our Board of Directors is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350.
Compensation Committee
The Board of Directors has acted as the compensation committee for the Company and no separate compensation committee has been formed to date. The Board of Directors anticipates establishing a compensation committee in the future that will review issues of director and officer compensation. However, the Board of Directors currently believes it is appropriate that no compensation committee exists due to the relatively small amount of compensation paid to the Company’s directors and officers to date. The Board of Directors expects the compensation committee to evaluate all aspects of director and officer compensation and the Board of Directors expects the compensation committee to operate under a written charter.
The Board of Directors is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of William Schueller, Bruce Klostermann, George Davis and Joyce Jarding, who are executive officers, each member of our Board of Directors is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350.
MEMBER PROPOSALS AND NOMINATIONS FOR DIRECTOR POSITIONS
Member Proposals
In order to be considered for inclusion in our 2010 Annual Meeting proxy statement, member proposals must be submitted in writing to the Company by February 10, 2010 (approximately 120 days prior to the estimated date for the 2010 Annual Meeting). Any proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of member proposals in the Company’s proxy materials. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in our proxy materials.
Members who intend to present a proposal at the 2010 Annual Meeting without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than April 26, 2010 (approximately 45 days prior to the estimated date for the 2010 Annual Meeting).

The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements. The Company suggests that proposals for the 2010 Annual Meeting be submitted by certified mail-return receipt requested or by other means which permits proof of the date of delivery.
Director Nominations
Nominations for the election of directors may also be made by any member entitled to vote generally in the election of directors. Our Operating Agreement provides that nominations must be received by our secretary not less than sixty (60) days nor more than ninety (90) days prior to the first day of the month corresponding to the previous year’s annual meeting, which would be March 3, 2009 to April 2, 2009. This notice must contain: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC (such as any material legal proceedings or transactions between the nominee and the Company; compliance with Section 16(a) reporting requirements; and whether the nominee is independent, as defined by applicable rules); (vi) the consent of each nominee to serve as a director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the Company’s outstanding units that clearly sets forth the proposed candidate as a nominee of the director’s seat to be filled at the next election of directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Renewable Energy Group, Inc.
REG served as our design-builder and also provides certain management and marketing services pursuant to our management and operational services agreement (MOSA). We pay REG a monthly fee for these management and marketing services. Additionally, the contract provides for an annual bonus based on the Company’s profits not to exceed $1,000,000. The yearly bonus is computed as follows: 2% of net income between $1 million and $2 million, 4% of net income between $2 million and $3 million, and 6% of net income in excess of $3 million. Additionally, we issued 2,500 units to REG as payment for the last $2,500,000 of design-build services rendered by REG to us. Therefore, in addition to serving as our design-builder, manager, and marketer, REG is a member of the Company.
Our general manager, Tom Brooks, and our operations manager, Mike Chandler, are employed by REG and provide services to us based on our MOSA. Tom Brooks and Mike Chandler were not involved with us as our general manager and operations manager at the time we entered into our design-build agreement or the MOSA. In addition, certain current and former board members who are members of the Biodiesel Group (Warren Bush, William Horan, Denny Mauser, Mark Muench and Tom Schroeder) have been or currently are involved with other biodiesel refineries that have contracted with REG to provide construction and management services to those companies. We believe that the terms of our design-build agreement and our MOSA may or may not be as favorable to us as those generally available from unaffiliated third parties. A majority of our disinterested directors approved these agreements with REG, including at least two directors who had no interest in the transaction and had access to our legal counsel. We believe that all future transactions with REG will be no less favorable to us than those generally available from unaffiliated third parties. Any such future transactions will be approved by a majority of our independent directors.

EXECUTIVE AND DIRECTOR COMPENSATION
Executive Compensation
During our fiscal year ended December 31, 2008, Bruce Klostermann served as our Chief Executive Officer, George Davis served as our Chief Financial Officer, and Joyce Jarding served as the Company’s Secretary. As of December 31, 2008, none of our officers had any options, warrants, or other similar rights to purchase securities of the Company.
Director Compensation
On August 27, 2007, the Board of Directors adopted a compensation plan for directors and officers effective beginning August 2007. Under the plan, each director receives $500 per month, provided such director attends the regular monthly board meeting in person or via teleconference. Members of the Company’s Audit Committee receive an additional $250 per month, and the Chairman and the President/CEO each receive an additional $500 per month. Additionally, each director will be paid $200 per day, plus normal documented expenses, for attending other meetings (if any) on behalf of the Company. At the end of each fiscal year, each director who has attended nine or more of the monthly board meetings for the past year will be paid an additional $250 per monthly meeting attended, provided there is at least a 15% return on investment for the fiscal year. Similarly, such directors will receive an additional $250 per monthly meeting attended if all loan commitments were met for the fiscal year.
Compensation Table
Below is a table summarizing the compensation that has been paid by the Company to our directors and officers for our fiscal year ended December 31, 2008:

	STOCK	OPTION	OTHER
DIRECTORS AND OFFICERS	AWARDS	AWARDS	COMPENSATION	TOTAL
William Schueller (Chairman, Former CEO)	$0	$0	$12,250	$12,250
Bruce Klostermann (CEO)	0	0	14,000	14,000
George Davis (CFO)	0	0	5,500	5,500
Joyce Jarding	0	0	9,000	9,000
Craig Breitbach	0	0	10,450	10,450
Warren Bush	0	0	6,000	6,000
Jack Friedman	0	0	6,000	6,000
William Horan	0	0	5,500	5,500
Ed Recker	0	0	9,000	9,000
Denny Mauser	0	0	6,000	6,000
David O’Brien	0	0	6,000	6,000
Mark Muench (former director)	0	0	2,500	2,500
Tom Schroeder (former director)	0	0	2,000	2,000

TOTAL (All Directors and Officers)	$0	$0	$94,200	$94,200

ANNUAL REPORT AND FINANCIAL STATEMENTS
The Company’s 2008 Annual Report to security holders on Form 10-K, including financial statements and notes for the fiscal year ended December 31, 2008, accompanies the delivery of this Proxy Statement.
The Company will provide each member solicited a copy of the Proxy Statement and Annual Report on Form 10-K without charge upon request. If you want to receive a paper or e-mail copy of these documents, you must request one. Please make your request for a copy by calling our office at (563) 744-3554 or emailing Mary Jo Rooney at MaryJo.Rooney@wdbiodiesel.net on or before Friday, May 30, 2008, to facilitate timely delivery. The 2008 Annual Report on Form 10-K with exhibits and Proxy Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or on the SEC’s internet site (www.sec.gov).

WESTERN DUBUQUE BIODIESEL, LLC
2009 Annual Meeting of Members — Tuesday, June 2, 2009
For Members as of April 17, 2009
Proxy Solicited on behalf of the Board of Directors
ELECTION OF THREE GROUP II DIRECTORS

Member Name (Print):

Telephone Number:

Units Owned on April 17, 2009:

You may vote for three (3) nominees.

	For	Against	Abstain
William Schueller	☐	☐	☐	PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK
Warren Bush	☐	☐	☐
David O’Brien	☐	☐	☐
By signing this proxy card, you acknowledge receipt of a Notice of Meeting and Proxy Statement dated April 17, 2009 and appoint William Schueller and Joyce Jarding, jointly and severally, each with full power of substitution, as proxies to represent you at the 2009 Annual Meeting of the Members to be held on Tuesday, June 2, 2009, at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046 and at any adjournment thereof, on any matters coming before the meeting.
Please specify your choice by marking the appropriate box for each matter above. The Proxies cannot vote your units unless you sign and return this card. You may fax the proxy card to the Company at (563) 744-3524 or mail it to us at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046. For your proxy card to be valid, it must be received by the Company before 5:00 p.m. on Friday, May 29, 2009.
This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If do not mark any boxes with respect to the Group II directors, then your votes will be voted FOR the nominees. If you mark fewer than three (3) choices for Group II directors, the proxies will vote your units ONLY for the persons you mark as your choices.
Your units will be included in the determination of whether a quorum is present even if you do not mark any choices on the proxy card.
You may revoke your proxy by:
•	Voting in person at the 2009 Annual Meeting;

•
Giving personal or written notice of the revocation, which is received by William Schueller, Chairman of the Company’s Board of Directors, at the Company’s offices at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046 before 5:00 p.m. on Friday, May 29, 2009; or

•	Giving personal or written notice of the revocation to the Company’s Secretary, Joyce Jarding, at the commencement of the 2009 Annual Meeting.

Signature:	Signature:

Date:	Date:

Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney, executor, administrator, trustee or guardian, please note that fact.